Exhibit 10.7

SIXTH AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

This Sixth Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan, as amended and restated effective June 15, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, effective as of February 21, 2024. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

The Plan is hereby amended to include the followings Schedule 1. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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Schedule 1
Awards granted to French Participants

1.
Introduction
1.1
The purpose of this Schedule is to set out the terms and conditions applicable to French Qualified Awards granted to Eligible French Employees.
1.2
This Schedule makes certain variations to the terms of the 2016 Equity Incentive Plan, as amended from time to time (the “Plan”) to satisfy French securities laws, exchange control, corporate law and tax requirements, so that French Qualified Awards may qualify for the French Tax Benefits.
1.3
The rules of the Plan will apply, subject to the modifications contained in this Schedule, whenever the Board decides to grant French Qualified Awards to Eligible French Employees.
1.4
Nothing in this Schedule prevents other forms of Stock Rights being granted to Eligible French Employees on a non-tax advantaged basis under the rules of the Plan, unamended by this Schedule. This Schedule only applies to, and amends the Plan for, French Qualified Awards.
1.5
The Plan was approved at the 2017 Annual Meeting of Stockholders on Thursday, June 15, 2017. This French Schedule to the Plan was approved by the Compensation Committee on February 21, 2024.
2.
Meaning of words used
2.1
General

In this Schedule:

“Award Date” means the date on which the French Qualified Award was granted;

“Closed Period” means:

(i)
the 30 calendar days prior to the announcement of the half-year or annual financial reports of the Company; or

(ii)
where there is material information (as defined under article 7 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)) that has not been made public and which could, if disclosed to the public, significantly impact on the value of Shares and where the French Participant is either:
(a)
a member of the corporate management of the Company (Membres du Conseil d’administration ou de surveillance, Directeur Général, Directeurs Généraux Délégués, Membres du Directoire); or
(b)
an employee of the Company or of an Affiliate,

who has knowledge of this information, anytime until the information is disclosed to the public. If French law or regulations are amended to modify the definition and/or applicability of the Closed Period requirement to French Qualified Awards, the amendment will become applicable to any French Qualified Awards granted under this Schedule, to the extent permitted or required by French law;

“Disability” has the meaning given in the second or third category of Article L.341-4 of the French Social Security Code, as amended, and is subject to the fulfillment of the related conditions contained in that Article;

“Eligible French Employee” means an Employee who is:

(iii)
eligible to participate in the Plan;
(iv)
an employee or officer of a French Group Member at the time the French Qualified Award is granted; and
(v)
taxable in France for French tax purposes and/or subject to the French social security regime;

“French Commercial Code” means the French Code de commerce;

“French Group Member” means an Affiliate of the Company with its registered office in France, being a company in which the Company holds, directly or indirectly, at least 10 percent of the share capital or voting rights and which employs Eligible French Employees;

“French Participant” means an Eligible French Employee who holds or has held a French Qualified Award or, after death, that person’s heirs;

“French Qualified Award” means an RSU that is:

(vi)
granted in accordance with Articles L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code;
(vii)
intended to qualify for the French Tax Benefits;
(viii)
granted for no consideration; and
(ix)
granted in accordance with the requirements of this Schedule at the Award Date;

“French Social Security Code” means the French Code de la sécurité sociale;

“French Tax Benefits” means the special tax and social security treatment in France set out by Article 80 quaterdecies of the French Tax Code and Article L.242-1 of the French Social Security Code which applies to free shares granted in accordance with Articles L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code, each as amended;

“French Tax Code” means the French Code général des impôts;

“Mandatory Holding Period” means, a period (if any) following vesting of a French Qualified Award that does not expire until two years after the Award Date, or such other period as is required to comply with the minimum mandatory retention period applicable to French Qualified Awards granted in accordance with Sections L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code, or the relevant articles of the French Tax Code or the French Social Security Code, to qualify for the French Tax Benefits;

“Mandatory Vesting Period” means the minimum mandatory period applicable to French Qualified Awards under Section L. 225-197-1 of the French Commercial Code, or the relevant sections of the French Tax Code or the French Social Security Code, to qualify for the French Tax Benefits; and

“RSU” means a Stock-Based Award, granted under the Plan, in the form of a restricted stock unit.

2.2
Interpretation

Unless provided otherwise or unless the context requires otherwise, capitalised terms used but not defined in this Schedule will have the meaning assigned to them in the Plan.

The terms of French Qualified Awards under this Schedule will be the same as those for RSUs, under the Plan, except to the extent that this Schedule provides otherwise. References to Conditional Awards in the Plan will apply to, and include, French Qualified Awards, but modified by the special terms of this Schedule. Where this Schedule amends the Plan for French Qualified Awards, the Plan will be interpreted accordingly.

3.
Eligibility

French Qualified Awards may only be granted to Eligible French Employees.

4.
Vesting
4.1
Vesting Date(s)

The vesting date(s) for a French Qualified Award will be specified by the Board of Directors at the Award Date but must be at least:

4.1.1
one year after the Award Date, where a Mandatory Holding Period applies; or
4.1.2
two years after the Award Date, where no Mandatory Holding Period applies,

or in each case the date(s) as is required to comply with the Mandatory Vesting Period.

4.2
Delayed Vesting

Subject only to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, French Qualified Awards cannot vest before the first anniversary of the Award Date, or such other date as is required to comply with the Mandatory Vesting Period, and any purported vesting under the Plan will be delayed accordingly. This paragraph 4.2 (Delayed Vesting) applies even if the French Participant terminates service with the Company or an Affiliate.

5.
Holding Period
5.1
Length of Mandatory Holding Period

Subject only to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, the:

5.1.1
expiry of a Mandatory Holding Period (if any) applicable to a French Qualified Award; and
5.1.2
sale or transfer of Shares delivered pursuant to a French Qualified Award,

may not occur before the expiration of the Mandatory Holding Period. This paragraph 5.1 (Length of Mandatory Holding Period) applies even if the French Participant Leaves.

5.2
Automatic Mandatory Holding Period

Subject to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, where:

5.2.1
a French Qualified Award is granted with a vesting date of less than 2 years after the Award Date; and/or
5.2.2
a French Qualified Award vests less than 2 years after the Award Date,

a holding period will apply until the expiration of the Mandatory Holding Period, even if this was not specified in the applicable Award documents.

5.3
Application of Mandatory Holding Period

During any Mandatory Holding Period, Shares may not be transferred, assigned or otherwise disposed of during the Mandatory Holding Period other than a transfer:

5.3.1
to the French Participant’s heirs on death;
5.3.2
to a nominee in accordance with paragraph 5.4 (Nominee); or
5.3.3
in connection with an event described in paragraph 13 (Corporate events and adjustments);

and any such attempted action will be invalid and ineffective.

5.4
Nominee

The Board of Directors may decide that Shares will be delivered to and held by a nominee on behalf of the Participant until the expiry of the Holding Period on such terms as the Board may decide.

5.5
Proof of ownership

If the Board of Directors requires, a French Participant must provide proof of continued beneficial ownership of the Shares during and at the end of the Mandatory Holding Period.

6.
Dividend Equivalents

Notwithstanding any other provision in the rules of the Plan, a French Qualified Award will not carry the right to dividends or an amount equal to the dividends paid between the Award Date and vesting. Any dividend and voting rights will only apply from the delivery of the Shares.

7.
Closed Periods - Sale of Shares

The Shares delivered to a French Participant pursuant to a French Qualified Award may not be sold or transferred by or on behalf of a French Participant during a Closed Period, so long as the French requirements regarding Closed Periods are applicable to the Shares underlying the French Qualified Award.

Nothing in this paragraph 7 (Closed Periods – sale of Shares) allows a French Participant to deal at a time prohibited by any internal or external restrictions on dealings or transactions in securities.

8.
Additional Plan limits
8.1
15 percent limit

At the Award Date of any French Qualified Award, the total number of Shares granted:

8.1.1
subject to French Qualified Awards; and
8.1.2
subject to awards granted under any other employee share plan of the Company where such awards are intended to qualify for the French Tax Benefits,

must not exceed 15 percent of the issued ordinary share capital of the Company.

8.2
30 percent limit

The Board of Directors may decide to increase the percentage referred to in paragraph 8.1 (15 percent limit) to 30 percent provided that it can only make this determination if

8.2.1
French Qualified Awards are granted to all Eligible French Employees; and
8.2.2
French Qualified Awards are only be granted over such number of Shares as does not exceed a ratio of one to five between the smallest and largest awards of French Qualified Awards.
8.3
Exclusions

For the purposes of the limits in this paragraph 8 (Additional Plan limits):

8.3.1
to the extent a French Qualified Award has vested and any Mandatory Holding Period no longer applies or has expired (or equivalent for awards granted under other plans), the Shares do not need to be counted; and
8.3.2
to the extent a French Qualified Award has lapsed (or equivalent for awards granted under other plans), the lapsed Shares do not need to be counted.
9.
Additional Individual limit
9.1
15 percent limit

French Qualified Awards cannot be granted to Eligible French Employees owning 15 percent or more of the Company’s share capital on the Award Date.

9.2
Calculating the limit

When calculating this limit, the following will count as Shares owned by an Eligible French Employee:

9.2.1
any outstanding Stock Rights held by the Eligible French Employee under the Plan (where such awards are, or are similar in substance to, a conditional right to acquire Shares, other than non-exercised options);
9.2.2
any outstanding awards held by the Eligible French Employee under any other employee share plan operated by the Company or its Affiliates (where such awards are, or are similar in substance to, a conditional right to acquire Shares, other than non-exercised options); and
9.2.3
the Shares that would be subject to the French Qualified Award that is intended to be granted to the Eligible French Employee.
10.
90% test – specific limit for corporate officers

If French Qualified Awards are to be granted to one or more Eligible French Employees who is an executive officer of a French Group Member, including the chairman, CEO, managing director or vice-president (president du conseil d’administration, directeur general, directeurs généraux délégués, membres du directoire ou gérant d’une société par actions), the Board must ensure that the requirements of Article L.22-10-60 of the French Commercial Code (the “90% test”) are or will be satisfied.

11.
Delivery of Shares only

A French Qualified Award may only be settled in Shares and not cash.

12.
Death or Disability
12.1
Impact of death

Notwithstanding any other provision of the Plan, if a French Participant terminates their service with the Company or an Affiliate by reason of death:

12.1.1
if the French Participant’s heirs make a request in writing to the Company which is received by the Company within 6 months of death:
(i)
the French Participant’s French Qualified Awards will vest in full; and
(ii)
any applicable Mandatory Holding Period will expire and the French Participant’s heirs will be free to transfer or dispose of the Shares, if applicable; and
12.1.2
if the French Participant’s heirs do not make a request in writing to the Company that is received by the Company within 6 months of death, the French Participant’s French Qualified Awards will not vest, the Shares will not be transferred to the French Participant’s heirs and the French Participant’s French Qualified Awards will lapse.
12.2
Impact of Disability

Notwithstanding any other provision of the Plan, if a French Participant terminates their service with the Company or an Affiliate due to Disability:

12.2.1
any French Qualified Award will continue to vest on the normal scheduled vesting date(s), unless the Board of Directors determines that an earlier vesting date should apply;
12.2.2
the extent of vesting shall be equal to (a) the number of Shares under the French Qualified Award eligible to vest, multiplied by (b) a fraction determined by dividing (i) the number of days that have elapsed following the preceding vesting date (or, if no vesting date has yet occurred, following the Award Date) by (ii) 365; and
12.2.3
any applicable Mandatory Holding Period will expire and the French Participant will be free to transfer or dispose of the Shares.
13.
Corporate events and adjustments

In the event rule 25 (Adjustments) of the Plan applies, French Qualified Awards will be dealt with in accordance with the provisions of the Plan and any terms specified by the Board of Directors at the Award Date. This may cause the French Qualified Awards to cease to qualify for the French Tax Benefits. In this case, the provisions of rule 25 (Adjustments) of the Plan nevertheless continue to apply, notwithstanding any potential detrimental tax consequences for the French Participant.

14.
General
14.1
Intention

It is intended that French Qualified Awards will qualify for the French Tax Benefits and therefore be granted in accordance with the relevant provisions in the French Tax Code and French Social Security Code, as well as the relevant administrative provisions. The Plan and the terms upon which a French Qualified Award has been granted will be interpreted and, where necessary, deemed to be modified to be consistent with this intention.

If for any reason an RSU does not qualify as a French Qualified Award, but was originally intended to, the Board can take any actions, including changing the vesting date(s) and/or applying or amending a holding period, as it considers reasonably necessary to achieve this, and the Plan and the terms of the RSU will be interpreted and, where necessary, deemed to be modified accordingly.

If the Board intends that a French Qualified Award will no longer qualify for the French Tax Benefits, the Board may, provided it is authorised to do so under the Plan, determine to lift, shorten or terminate any restrictions then applicable to the vesting or delivery of the French Qualified Award or to the sale of the Shares underlying the French Qualified Award which may have been imposed under this Schedule or in the applicable Award documents.

14.2
No guarantee

Neither the Company nor its Affiliates undertake to maintain or guarantee that any RSU granted as a French Qualified Award qualifies for the French Tax Benefits.

Neither the Company nor its Affiliates will be liable for any adverse consequences, legal, tax or otherwise, if and to the extent that an RSU does not qualify for the French Tax Benefits.

14.3
Tax

Notwithstanding any other provision of the Plan, French Participants will be ultimately liable and responsible for all and any tax and social security charges (and/or any similar charges), wherever arising, in respect of a French Participant’s French Qualified Award or otherwise arising in connection with that French Participant’s participation in the Plan, that they are legally required to pay in connection with French Qualified Awards.

To the extent a French Qualified Award qualifies for the French Tax Benefits, the French Participant is responsible for reporting the receipt of any income under the Plan to the French tax authorities.

To the extent an RSU intended to be a French Qualified Award does not qualify for the French Tax Benefits, or is subject to any tax and social security charges that they are legally required to pay in connection with French Qualified Awards outside of France, the tax and withholding provisions of the Plan will continue to apply to the Award, unamended by this Schedule.

14.4
Termination

The Board of Directors reserves the right to terminate this Schedule at any time. Termination will not affect existing rights granted in accordance with this Schedule.

14.5
Conflict

In the event of any conflict between a provision of this Schedule and a provision of the main rules of the Plan and/or any other documents related to the Plan, the provisions of this Schedule will prevail in respect of RSUs intended to be French Qualified Awards.

*****

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 21, 2024.

ALPHATEC HOLDINGS, INC.

By:	/s/Patrick Miles
Name:	Patrick Miles
Its:	Chairman